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                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between Legg Mason Partners Variable Equity Trust, Legg Mason Partners Variable Income Trust (each a "Fund", collectively the "Funds"), Legg Mason Invest<,r Services, LLC (the "Distributor"), and Legg Mason Partners Fund Advisor, LLC (the "Adviser") and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, and First MetLife Investors Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Funds and the Company agree to distribute the prospectuses of the Portfolios within the Funds pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Funds shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Funds provide the Company with Statutory Prospectuses.

     3. The Funds and the Advisor each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Funds and its Portfolios. The Funds further represent and warrant that they have appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Funds and Advisor each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Funds' and Portfolios' documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. The Advisor shall promptly notify the Company upon its discovery of any unexpected interruptions in the availability of this web page.

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     5.   The Funds and Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Funds, Advisers, or one of their affiliates. The Funds and Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     6. The Company represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, Adviser and Funds will provide the Company with URLs to the current Funds' documents for use with the Company's electronic delivery of fund documents or on the Company's website. Adviser and the Funds will be responsible for ensuring the integrity of the URLs and for maintaining the Funds' current documents on the site to which such URLs originally navigate.

     9. The Funds and Adviser represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     10. If the Fund detennines that it will end its use of the Summary Prospectus delivery option, the Fund and Adviser will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the tenns of this Amendment as applicable.

     12. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give Adviser and Funds sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first set forth above.


LEGG MASON PARTNERS EQUITY TRUST


By: /s/ R.J. Gerken
    ---------------------------------------
Name: R.J. Gerken
Its: Chairman, Mutual Fund Boards


LEGG MASON PARTNERS INCOME TRUST


By: /s/ R.J. Gerken
    ---------------------------------------
Name: R.J. Gerken
Its: Chairman, Mutual Fund Boards


LEGG MASON PARTNERS FUND ADVISOR, LLC


By: /s/ Thomas C. Mandia
    ---------------------------------------
Name: Thomas C. Mandia
Its: Secretary


LEGG MASON INVESTOR SERVICES, LLC


By: /s/ Kimberly Mustin
    ---------------------------------------
Name: Kimberly Mustin
Its: MANAGING DIRECTOR


METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ Alan C. Leland, Jr.
    ---------------------------------------
Name: Alan C. Leland, Jr.
Its: Vice President

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METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary


METLIFE INVESTORS USA INSURANCE COMPANY


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By: /s/ Paul L. LeClair
    ---------------------------------------
Name: Paul L. LeClair
Its: Vice President